Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 333- 248452) of Sibanye Stillwater Limited, with respect to the consolidated financial statements of Sibanye Stillwater Limited, and the effectiveness of internal control over financial reporting of Sibanye Stillwater Limited, included in this Annual Report (Form 20-F) for the year ended 31 December 2022.

/s/ Ernst & Young Incorporated

Johannesburg, Republic of South Africa 24 April 2023